Exhibit 4(a)(62)

AVISTA CORPORATION

TO

CITIBANK, N.A.

As Successor Trustee under

Mortgage and Deed of Trust,

dated as of June 1, 1939

Sixty-first Supplemental Indenture

Providing among other things for a series of bonds designated

“First Mortgage Bonds, 4.35% Series due 2048”

Due June 1, 2048

Dated as of May 1, 2018

SIXTY-FIRST SUPPLEMENTAL INDENTURE

THIS INDENTURE, dated as of the 1st day of May, 2018, between AVISTA CORPORATION (formerly known as The Washington Water Power Company), a corporation of the State of Washington, whose post office address is 1411 East Mission Avenue, Spokane, Washington 99202 (the “Company”), and CITIBANK, N.A., formerly First National City Bank (successor by merger to First National City Trust Company, formerly City Bank Farmers Trust Company), a national banking association incorporated and existing under the laws of the United States of America, whose post office address is 388 Greenwich Street, 14th Floor, New York, New York 10013, as trustee (the “Trustee”) under the Mortgage and Deed of Trust, dated as of June 1, 1939 (the “Original Mortgage”), executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions thereof, this indenture (the “Sixty-first Supplemental Indenture”) being supplemental to the Original Mortgage, as heretofore supplemented and amended.

WHEREAS pursuant to a written request of the Company made in accordance with Section 103 of the Original Mortgage, Francis M. Pitt (then Individual Trustee under the Original Mortgage, as theretofore supplemented and amended) ceased to be a trustee thereunder on July 23, 1969, and all of his powers as Individual Trustee have devolved upon the Trustee and its successors alone; and

WHEREAS by the Original Mortgage the Company covenanted that it would execute and deliver such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Original Mortgage and to make subject to the lien of the Original Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

WHEREAS the Company has heretofore executed and delivered, in addition to the Original Mortgage, the indentures supplemental thereto and amendatory thereof, and has issued the series of bonds, set forth in Exhibit A hereto (the Original Mortgage, as supplemented and amended by the First through Sixtieth Supplemental Indentures and, if the context shall so require, as to be supplemented by this Sixty-first Supplemental Indenture, being herein sometimes called the “Mortgage”); and

WHEREAS the Original Mortgage and the First through Fifty-ninth Supplemental Indentures have been appropriately filed or recorded in various official records in the States of Washington, Idaho, Montana and Oregon, as set forth in the First through Sixtieth Supplemental Indentures and the Instrument of Further Assurance, dated December 15, 2001, hereinafter referred to; and

WHEREAS the Sixtieth Supplemental Indenture, dated as of December 1, 2017, has been appropriately filed or recorded in the various official records in the States of Washington, Idaho, Montana and Oregon, as set forth in Exhibit B hereto; and

WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered a Short Form Mortgage and Security Agreement, in multiple counterparts dated as of various dates in 1992, and such instrument has been appropriately filed or recorded in the various official records in the States of Montana and Oregon; and

WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered an Instrument of Further Assurance dated as of December 15, 2001, and such instrument has been appropriately filed or recorded in the various official records in the States of Washington, Idaho, Montana and Oregon; and

WHEREAS in addition to the property described in the Mortgage the Company has acquired certain other property, rights and interests in property; and

WHEREAS Section 120 of the Original Mortgage, as heretofore amended, provides that, without the consent of any holders of bonds, the Company and the Trustee, at any time and from time to time, may enter into indentures supplemental to the Original Mortgage for various purposes set forth therein, including, without limitation, to cure ambiguities or correct defective or inconsistent provisions or to make other changes therein that shall not adversely affect the interests of the holders of bonds of any series in any material respect or to establish the form or terms of bonds of any series as contemplated by Article II; and

WHEREAS the Company now desires to create a new series of bonds; and

WHEREAS Section 8 of the Original Mortgage, as heretofore amended, provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company or by Treasurer’s Certificate, or shall be set forth in an indenture supplemental to the Original Mortgage; that the form of such series, as so established, shall specify the descriptive title of the bonds and various other terms thereof; and that such series may also contain such provisions not inconsistent with the provisions of the Mortgage as the Company may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

WHEREAS the execution and delivery by the Company of this Sixty-first Supplemental Indenture and the terms of the Bonds of the Sixty-second Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors, and all things necessary to make this Sixty-first Supplemental Indenture a valid, binding and legal instrument have been performed;

NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, hereby confirms the estate, title and rights of the Trustee (including, without limitation, the lien of the Mortgage on the property of the Company subjected thereto, whether now owned or hereafter acquired) held as security for the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage according to their tenor and effect and the performance of all the provisions of the Mortgage and of such bonds, and, without limiting the generality of the foregoing, hereby confirms the grant, bargain, sale, release, conveyance, assignment, transfer, mortgage, pledge, setting over and confirmation unto the Trustee, contained in the Mortgage, of all the following described properties of the Company, whether now owned or hereafter acquired, namely:

All of the property, real, personal and mixed, of every character and wheresoever situated (except any hereinafter or in the Mortgage expressly excepted) which the Company now owns or, subject to the provisions of Section 87 of the Original Mortgage, may hereafter acquire prior to the satisfaction and discharge of the Mortgage, as fully and completely as if herein or in the Mortgage specifically described, and including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in Mortgage) all lands, real estate, easements, servitudes, rights of way and leasehold and other interests in real estate; all rights to the use or appropriation of water, flowage rights, water storage rights, flooding rights, and other rights in respect of or relating to water; all plants for the generation of electricity, power houses, dams, dam sites, reservoirs, flumes, raceways, diversion works, head works, waterways, water works, water systems, gas plants, steam heat plants, hot water plants, ice or refrigeration plants, stations, substations, offices, buildings and other works and structures and the equipment thereof and all improvements, extensions and additions thereto; all generators, machinery, engines, turbines, boilers, dynamos, transformers, motors, electric machines, switchboards, regulators, meters, electrical and mechanical appliances, conduits, cables, pipes and mains; all lines and systems for the transmission and distribution of electric current, gas, steam heat or water for any purpose; all towers, mains, pipes, poles, pole lines, conduits, cables, wires, switch racks, insulators, compressors, pumps, fittings, valves and connections; all motor vehicles and automobiles; all tools, implements, apparatus, furniture, stores, supplies and equipment; all franchises (except the Company’s franchise to be a corporation), licenses, permits, rights, powers and privileges; and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature.

The Company hereby acknowledges that, as of the date of this Sixty-first Supplemental Indenture, the real property located in the State of Washington, taken as a whole, that is so conveyed or intended to be so conveyed under the Mortgage is not used principally for agricultural purposes.

The property so conveyed or intended to be so conveyed under the Mortgage shall include, but shall not be limited to, the property set forth in Exhibit C hereto, the particular description of which is intended only to aid in the identification thereof and shall not be construed as limiting the force, effect and scope of the foregoing.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Original Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

THE COMPANY HEREBY CONFIRMS that, subject to the provisions of Section 87 of the Original Mortgage, all the property, rights, and franchises acquired by the Company after the date of the Original Mortgage (except any in the Mortgage expressly excepted) are and shall be as fully embraced within the lien of the Mortgage as if such property, rights and franchises had been owned by the Company at the date of the Original Mortgage and had been specifically described therein.

PROVIDED THAT the following were not and were not intended to be then or now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed under the Mortgage and were, are and shall be expressly excepted from the lien and operation of the Mortgage namely: (l) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for consumption in the operation of any properties of the Company; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Mortgage by reason of the occurrence of a Completed Default as defined in said Article XII.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company in the Mortgage as aforesaid, or intended so to be, unto the Trustee, and its successors, heirs and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as set forth in the Mortgage, this Sixty-first Supplemental Indenture being supplemental to the Mortgage.

AND IT IS HEREBY FURTHER CONFIRMED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property in the Mortgage described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Original Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

ARTICLE I

Sixty-second Series of Bonds

SECTION 1. (I) There shall be a series of bonds designated “First Mortgage Bonds, 4.35% Series due 2048” (herein sometimes referred to as the “Bonds of the Sixty-second Series”), each of which shall also bear the descriptive title First Mortgage Bond and the form thereof is set forth on Exhibit D hereto. The Bonds of the Sixty-second Series shall be issued as fully registered bonds without coupons in denominations of One Thousand Dollars and, at the option of the Company, any amount in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof) and shall be dated as in Section 10 of the Original Mortgage provided.

(II) The Bonds of the Sixty-second Series shall have the following terms and characteristics:

(a) the Bonds of the Sixty-second Series shall be initially authenticated and delivered under the Mortgage in the aggregate principal amount of $375,000,000; it being understood that, subject to the satisfaction of the conditions set forth in the Mortgage, there shall be no limit upon the aggregate principal amount of Bonds of the Sixty-second Series that may be authenticated and delivered thereunder.

(b) the principal of Bonds of the Sixty-second Series shall (unless theretofore paid) be payable on the Stated Maturity Date (as hereinafter defined);

(c) the Bonds of the Sixty-second Series shall bear interest at the rate of four and thirty-five one-hundredths percentum (4.35%) per annum; interest on such Bonds shall accrue from and including May 22, 2018, except as otherwise provided in the form of bond attached hereto as Exhibit D; interest on such Bonds shall be payable on each Interest Payment Date and at Maturity (as each of such terms is hereinafter defined); and interest on such Bonds during any period for which payment is made shall be computed on the basis of a 360-day year consisting of twelve 30-days months;

(d) the principal of and premium, if any, and interest on each Bond of the Sixty-second Series payable at Maturity shall be payable to the registered owner thereof upon presentation thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency as at the time of payment is legal tender for public and private debts. The interest on each Bond of the Sixty-second Series (other than interest payable at Maturity) shall be payable by check, in similar coin or currency, mailed to the registered owner thereof as of the close of business on the Record Date (as hereinafter defined) next preceding each Interest Payment Date; provided, however, that if such registered owner shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such registered owner. Interest payable at Maturity shall be paid to the person to whom principal shall be paid.

(e) (i) Prior to the Par Call Date (as hereinafter defined), the Bonds of the Sixty-second Series shall be redeemable, in whole at any time or in part from time to time, at the option of the Company at a redemption price equal to the greater of

(A) 100% of the principal amount of the Bonds being redeemed, and

(B) the sum of the present values of the remaining scheduled payments of principal of and interest on the Bonds being redeemed (assuming, for this purpose, that the Bonds were stated to mature on the Par Call Date and excluding any portion of any scheduled payment of interest that accrued prior to the redemption date), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield (as hereinafter defined) plus 20 basis points, plus, in the case of either (A) or (B) above, whichever is applicable, accrued and unpaid interest on such Bonds to the date of redemption.

(ii) On or after the Par Call Date, the Bonds of the Sixty-second Series shall be redeemable in whole at any time, or in part from time to time, at the option of the Company at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest on such Bonds to the date of redemption.

(f) (i) “Par Call Date” means December 1, 2047.

(ii) “Treasury Yield” means, with respect to any redemption of Bonds of the Sixty-second Series,

(A) the yield to maturity reported in the Statistical Release, for the latest day for which such yields have been so reported as of the Calculation Date, for the U.S. Treasury constant maturity with a term equal to the remaining term of such Bonds (assuming, for this purpose, that the Bonds were stated to mature on the Par Call Date), or

(B) if there is no such U.S. Treasury constant maturity having a term equal to such remaining term, the yield to maturity determined by linear interpolation between (I) the U.S. Treasury constant maturity reported in the Statistical Release with the term next longer than such remaining term and (II) the U.S. Treasury constant maturity so reported with the term next shorter than such remaining term.

The Treasury Yield shall be rounded to two decimal places. The Treasury Yield shall be calculated as of the third Business Day (as hereinafter defined) preceding the earlier of (X) the date notice of redemption is mailed to holders of Bonds of the Sixty-second Series and (Y) the date irrevocable arrangements with the Trustee for the mailing of such notice shall have been made, as the case may be (the “Calculation Date”).

(iii) “Statistical Release” means the daily statistical release entitled “H.15 Selected Interest Rates”, or any successor publication, published by the Board of Governors of the Federal Reserve System, or any successor entity; or, if such Board of Governors no longer publishes the information contained in such statistical release, a publication containing similar information published by the U.S. Department of the Treasury, or any successor or other U.S. governmental body.

(g) If less than all of the Outstanding Bonds of the Sixty-second Series are to be redeemed, the particular Bonds to be redeemed shall be selected by the Trustee by such method of random selection as the Trustee shall deem fair and appropriate; provided, however, that if, as indicated in an officer’s certificate, the Company shall have offered to purchase all the bonds of the Sixty-second series then Outstanding and less than all of such Bonds shall have been tendered to the Company for such purchase, the Trustee, if so directed by the Company, shall select for redemption all such Bonds that have not been so tendered. The portion of any Bond to be redeemed shall be in the principal amount of $1,000 or an integral multiple thereof and such rounding allocations as may be requisite for this purpose shall be made by the Trustee in its uncontrolled discretion. The Trustee shall promptly notify the Company in writing of the distinctive numbers of the Bonds and the portions thereof so selected for redemption.

(h) Except as provided in this subsection (II) of Section 1,

(i) the Bonds of the Sixty-second Series shall not be redeemable prior to the Stated Maturity Date; and

(ii) no amount other than the principal of and interest on the Bonds of the Sixty-second Series shall be payable in respect of such Bonds.

(III) (a) At the option of the registered owner, any Bonds of the Sixty-second Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of Bonds of the same series of other authorized denominations.

The Bonds of the Sixty-second Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Upon any exchange or transfer of Bonds of the Sixty-second Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Original Mortgage, but the Company hereby waives any right to make a charge in addition thereto or any exchange or transfer of Bonds of the Sixty-second Series; provided, however, that the Company shall not be required to make any transfer or exchange of any Bonds of the Sixty-second Series for a period of 10 days next preceding any Interest Payment Date or any selection of such Bonds for redemption, nor shall it be required to make any transfer or exchange of any Bonds of the Sixty-second Series which shall have been selected for redemption in whole or in part.

(b) The Bonds of the Sixty-second Series are initially to be issued in global form, registered in the name of a securities depositary (a “Depositary”) or a nominee thereof. Notwithstanding the provisions of subdivision (a) above, such Bonds shall not be transferable, nor shall any purported transfer be registered, except as follows:

(i) the Bonds of the Sixty-second Series may be transferred in whole, and appropriate registration of transfer effected, to the Depositary, or by the Depositary to a nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor Depositary or any nominee thereof;

(ii) the Bonds of the Sixty-second Series may be transferred in whole, and appropriate registration of transfer effected, to the beneficial holders thereof, and thereafter shall be transferable, if:

(A) the Depositary, shall have notified the Company and the Trustee that (I) it is unwilling or unable to continue to act as securities depositary with respect to such Bonds or (II) it is no longer a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, the Trustee shall not have been notified by the Company within one hundred twenty (120) days of the identity of a successor Depositary with respect to such Bonds; or

(B) the Company shall have delivered to the Trustee a written order to the effect that such Bonds shall be so transferred to the beneficial owners thereof on and after a date specified therein.

The Bonds of the Sixty-second Series shall initially be registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”).

The Bonds of the Sixty-second Series, when in global form, shall bear a legend as to such global form and the foregoing restrictions on transfer substantially as set forth below:

This is a global bond held by a securities depositary or a nominee thereof for the benefit of the beneficial owners hereof. This bond may not be transferred, nor may any purported transfer be registered, except as provided in the Mortgage referred to below.

So long as the Bonds of the Sixty-second Series are Outstanding in global form and are registered in the name of Cede & Co, as nominee for DTC, the Bonds shall also bear a legend substantially as set forth below (or as otherwise required or permitted by DTC from time to time):

Unless this bond certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any new bond certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

(IV) For all purposes of this Sixty-first Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms listed below, when used with respect to the Bonds of the Sixty-second Series, shall have the meanings specified below:

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York are generally authorized or required by law, regulation or executive order to remain closed.

“Interest Payment Date” means June 1 and December 1 in each year, commencing December 1, 2018.

“Maturity” means the date on which the principal of the Bonds of the Sixty-second Series becomes due and payable, whether at the Stated Maturity Date, upon redemption or acceleration, or otherwise.

“Record Date”, with respect to any Interest Payment Date, means the May 15 or November 15, as the case may be, next preceding such Interest Payment Date.

“Stated Maturity Date” means June 1, 2048.

(V) Notwithstanding the provisions of Section 106 of the Original Mortgage, as amended, the Company shall not cause any Bonds of the Sixty-second Series, or any portion of the principal amount thereof, to be deemed to have been paid as provided in such Section and its obligations in respect thereof to be deemed to be satisfied and discharged prior to the Maturity thereof unless the Company shall deliver to the Trustee either:

(a) an instrument wherein the Company, notwithstanding the effect of Section 106 of the Original Mortgage, as amended, in respect of such Bonds, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional government obligations (meeting the requirements of Section 106), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or government obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Bonds or portions thereof, all in accordance with and subject to the provisions of Section 106; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent accountant showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

(b) an Opinion of Counsel to the effect that the holders of such Bonds, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

(VI) Anything in this Sixty-first Supplemental Indenture or the Bonds of the Sixty-second Series to the contrary notwithstanding, any payment of principal of or premium, if any, or interest on any Bond of the Sixty-second Series that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

(VII) The Bonds of the Sixty-second Series shall have such further terms as are set forth in Exhibit D hereto. If there shall be a conflict between the terms of the form of bond and the provisions of the Mortgage, the provisions of the Mortgage shall control to the extent permitted by law.

ARTICLE II

Outstanding Bonds

Upon the delivery of this Sixty-first Supplemental Indenture, Bonds of the Sixty-second Series initially in an aggregate principal amount of $375,000,000 are to be issued and will be Outstanding, in addition to $2,104,700,000 aggregate principal amount of bonds of prior series Outstanding at the date of delivery of this Sixty-first Supplemental Indenture.

ARTICLE III

Prospective Amendments of Original Mortgage

SECTION 1. Each initial and subsequent holder of Bonds of the Sixty-second Series, by virtue of its acquisition of an interest therein, shall be deemed, without further act, to have consented to the amendments of the Original Mortgage, as heretofore amended, contemplated in Article III of the Fifty-eighth Supplemental Indenture, dated as of December 1, 2015, and set forth in Exhibit E(1) thereto, as amended in Section 2 of Article III of the Sixtieth Supplemental Indenture, dated as of December 1, 2017, and in Exhibits E(2) and E(3) thereto.

ARTICLE IV

Miscellaneous Provisions

SECTION 1. The terms defined in the Original Mortgage shall, for all purposes of this Sixty-first Supplemental Indenture, have the meanings specified in the Original Mortgage.

SECTION 2. The Trustee hereby confirms its acceptance of the trusts in the Original Mortgage declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions in the Original Mortgage set forth, including the following:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-first Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVI of the Original Mortgage shall apply to and form part of this Sixty-first Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-first Supplemental Indenture.

SECTION 3. Whenever in this Sixty-first Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XV and XVI of the Original Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixty-first Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 4. Nothing in this Sixty-first Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto, the holders of the bonds

Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Sixty-first Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-first Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds Outstanding under the Mortgage.

SECTION 5. This Sixty-first Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 6. The titles of the several Articles of this Sixty-first Supplemental Indenture shall not be deemed to be any part thereof.

IN WITNESS WHEREOF, on the 22nd day of May, 2018, AVISTA CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Corporate Secretary or one of its Assistant Corporate Secretaries for and in its behalf, all in The City of Spokane, Washington, as of the day and year first above written; and on the 22nd day of May, 2018, CITIBANK, N.A., has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or one of its Senior Trust Officers or one of its Trust Officers and its corporate seal to be attested by one of its Vice Presidents or one of its Trust Officers, all in The City of New York, New York, as of the day and year first above written.

AVISTA CORPORATION

By:	/s/ Mark T. Thies
Name: Mark T. Thies
Title: Senior Vice President and
Chief Financial Officer

Attest:

/s/ Susan Y. Fleming
Name: Susan Y. Fleming
Title: Assistant Corporate Secretary

Executed, sealed and delivered by AVISTA CORPORATION in the presence of:

/s/ Patrice K. Gorton
Name: Patrice K. Gorton

/s/ Lauren C. Pendergraft
Name: Lauren C. Pendergraft

CITIBANK, N.A., as Trustee

By	/s/ Louis Piscitelli
Name: Louis Piscitelli
Title: Senior Trust Officer

Attest:

/s/ James Polcari
Name: James Polcari
Title: Senior Trust Officer

Executed, sealed and delivered by CITIBANK, N.A., as trustee, in the presence of:

/s/ Cirino Emanuele
Name: Cirino Emanuele

/s/ John Hannon
Name: John Hannon

STATE OF WASHINGTON )

                                                 ) ss.:

COUNTY OF SPOKANE )

On the 22nd day of May, 2018, before me personally appeared Mark T. Thies, to me known to be a Senior Vice President and the Chief Financial Officer of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.

On the 22nd day of May, 2018, before me, a Notary Public in and for the State and County aforesaid, personally appeared Mark T. Thies, known to me to be a Senior Vice President and the Chief Financial Officer of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Debbie Deubel
Notary Public

DEBBIE DEUBEL
Notary Public
State of Washington
Commission Expires May 9, 2021

STATE OF NEW YORK)

                                             ) ss.:

COUNTY OF NEW YORK)

On the 22nd day of May, 2018 before me personally appeared Louis Piscitelli, to me known to be a Senior Trust Officer of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that she was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.

On the 22nd day of May, 2018, before me, a Notary Public in and for the State and County aforesaid, personally appeared Louis Piscitelli, known to me to be a Senior Trust Officer of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Danny Lee
Notary Public
State of New York

EXHIBIT A

MORTGAGE, SUPPLEMENTAL INDENTURES

AND SERIES OF BONDS

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
Original	June 1, 1939	1	3-1/2% Series due 1964	$22,000,000	None

First	October 1, 1952	2	3-1/2% Series due 1982 (changed to 3-3/4% in Twelfth Supplemental Indenture)	30,000,000	None

Second	May 1, 1953	3	3-7/8% Series due 1983	10,000,000	None

Third	December 1, 1955		None

Fourth	March 15, 1957		None

Fifth	July 1, 1957	4	4-7/8% Series due 1987	30,000,000	None

Sixth	January 1, 1958	5	4-1/8% Series due 1988	20,000,000	None

Seventh	August 1, 1958	6	4-3/8% Series due 1988	15,000,000	None

Eighth	January 1, 1959	7	4-3/4% Series due 1989	15,000,000	None

Ninth	January 1, 1960	8	5-3/8% Series due 1990	10,000,000	None

Tenth	April 1, 1964	9	4-5/8% Series due 1994	30,000,000	None

Eleventh	March 1 ,1965	10	4-5/8% Series due 1995	10,000,000	None

Twelfth	May 1, 1966		None

Thirteenth	August 1, 1966	11	6% Series due 1996	20,000,000	None

Fourteenth	April 1, 1970	12	9-1/4% Series due 2000	20,000,000	None

Fifteenth	May 1, 1973	13	7-7/8% Series due 2003	20,000,000	None

Sixteenth	February 1, 1975	14	9-3/8% Series due 2005	25,000,000	None

Seventeenth	November 1, 1976	15	8-3/4% Series due 2006	30,000,000	None

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION

Eighteenth	June 1, 1980		None

Nineteenth	January 1, 1981	16	14-1/8% Series due 1991	40,000,000	None

Twentieth	August 1, 1982	17	15-3/4% Series due 1990-1992	60,000,000	None

Twenty-First	September 1, 1983	18	13-1/2% Series due 2013	60,000,000	None

Twenty-Second	March 1, 1984	19	13-1/4% Series due 1994	60,000,000	None

Twenty-Third	December 1, 1986	20	9-1/4% Series due 2016	80,000,000	None

Twenty-Fourth	January 1, 1988	21	10-3/8% Series due 2018	50,000,000	None

Twenty-Fifth	October 1, 1989	22 23	7-1/8% Series due 2013 7-2/5% Series due 2016	66,700,000 17,000,000	None None

Twenty-Sixth	April 1, 1993	24	Secured Medium-Term Notes, Series A ($250,000,000 authorized)	250,000,000	29,000,000

Twenty-Seventh	January 1, 1994	25	Secured Medium-Term Notes, Series B ($250,000,000 authorized)	161,000,000	None

Twenty-Eighth	September 1, 2001	26	Collateral Series due 2002	220,000,000	None

Twenty-Ninth	December 1, 2001	27	7.75% Series due 2007	150,000,000	None

Thirtieth	May 1, 2002	28	Collateral Series due 2003	225,000,000	None

Thirty-first	May 1, 2003	29	Collateral Series due 2004	245,000,000	None

Thirty-second	September 1, 2003	30	6.125% Series due 2013	45,000,000	None

Thirty-third	May 1, 2004	31	Collateral Series due 2005	350,000,000	None

Thirty-fourth	November 1, 2004	32	5.45% Series due 2019	90,000,000	90,000,000

Thirty-fifth	December 1, 2004	33	Collateral Series 2004A	88,850,000	25,000,000

Thirty-sixth	December 1, 2004	34 35	Collateral Series 2004B Collateral Series 2004C	66,700,000 17,000,000	None None

Thirty-seventh	December 1, 2004	36	Collateral Series 2004D	350,000,000	None

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION

Thirty-eighth	May 1, 2005	37 38	Collateral Series 2005B Collateral Series 2005C	66,700,000 17,000,000	None None

Thirty-ninth	November 1, 2005	39	6.25% Series due 2035	100,000,000 50,000,000	100,000,000 50,000,000

Fortieth	April 1, 2006	40	Collateral Series due 2011	320,000,000	None

Forty-first	December 1, 2006	41	5.70% Series due 2037	150,000,000	150,000,000

Forty-second	April 1, 2008	42	5.95% Series due 2018	250,000,000	250,000,000

Forty-third	November 1, 2008	43	Collateral Series 2008A	200,000,000	None

Forty-fourth	December 1, 2008	44	7.25% Series due 2013	30,000,000	None

Forty-fifth	December 1, 2008	45	Collateral Series 2008B	17,000,000	None

Forty-sixth	September 1, 2009	46	5.125% Series due 2022	250,000,000	250,000,000

Forty-seventh	November 1, 2009	47	Collateral Series 2009A	75,000,000	None

Forty-eighth	December 1, 2010	48 49	Collateral Series 2010A Collateral Series 2010B	66,700,000 17,000,000	66,700,000 17,000,000

Forty-ninth	December 1, 2010	50 51	3.89% Series due 2020 5.55% Series due 2040	52,000,000 35,000,000	52,000,000 35,000,000

Fiftieth	December 1, 2010	52	1.68% Series due 2013	50,000,000	None

Fifty-first	February 1, 2011	53	Collateral Series 2011A	400,000,000	None

Fifty-second	August 1, 2011		None

Fifty-third	December 1, 2011	54	4.45% Series due 2041	85,000,000	85,000,000

Fifty-fourth	November 1, 2012	55	4.23% Series due 2047	80,000,000	80,000,000

Fifty-fifth	August 1, 2013	56	Collateral Series 2013A	90,000,000	None

Fifty-sixth	April 1, 2014	57	Collateral Series 2014A	400,000,000	400,000,000

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION

Fifty-seventh	December 1, 2014	58	4.11% Series due 2044	$60,000,000	$60,000,000

Fifty-eighth	December 1, 2015	59	4.37% Series due 2045	$100,000,000	$100,000,000

Fifty-ninth	December 1, 2016	60	3.54% Series due 2051	$175,000,000	$175,000,000

Sixtieth	December 1, 2017	61	3.91% Series due 2047	$90,000,000	$90,000,000

TOTAL OUTSTANDING					$2,104,700,000

EXHIBIT B

FILING AND RECORDING OF

SIXTIETH SUPPLEMENTAL INDENTURE

FILING IN STATE OFFICES

State	Office of		Date		Financing Statement Document Number
Washington	Secretary of State		2/13/18		208-044-9116-6

Idaho	Secretary of State		1/26/18		2018-1207353-8

Montana	Secretary of State		2/13/18		1802132007266

Oregon	Secretary of State		2/13/2018		91458332

RECORDING IN COUNTY OFFICES

		Real Estate Mortgage Records				Financing
						Statement
			Document			Document
County	Office of	Date	Number	Book	Page	Number
Washington

Adams	Auditor	1/30/18	317855	N/A	N/A	N/A

Asotin	Auditor	1/29/18	356560	N/A	N/A	N/A

Benton	Auditor	1/30/18	2018-002709	N/A	N/A	N/A

Douglas	Auditor	1/29/18	3209920	N/A	N/A	N/A

Ferry	Auditor	1/29/18	0289911	N/A	N/A	N/A

Franklin	Auditor	1/31/18	1873974	N/A	N/A	N/A

Garfield	Auditor	1/29/18	20180045	N/A	N/A	N/A

Grant	Auditor	1/29/18	1389316	N/A	N/A	N/A

Klickitat	Auditor	1/29/18	1127478	N/A	N/A	N/A

Lewis	Auditor	2/8/18	3479228	N/A	N/A	N/A

Lincoln	Auditor	1/29/18	2018 0477332	N/A	N/A	N/A

Pend Oreille	Auditor	1/29/18	20180330750	N/A	N/A	N/A

Skamania	Auditor	2/12/18	2018000280	N/A	N/A	N/A

Spokane	Auditor	2/2/18	6679421	N/A	N/A	N/A

Stevens	Auditor	1/30/18	2018 0000627	N/A	N/A	N/A

Thurston	Auditor	2/12/18	4610953	N/A	N/A	N/A

Whitman	Auditor	1/31/18	745483	N/A	N/A	N/A

Idaho
Benewah	Recorder	1/26/18	279459	N/A	N/A	N/A

Bonner	Recorder	1/25/18	917244	N/A	N/A	N/A

Boundary	Recorder	1/25/18	272993	N/A	N/A	N/A

Clearwater	Recorder	1/25/18	232585	N/A	N/A	N/A

Idaho	Recorder	1/25/18	512461	N/A	N/A	N/A

Kootenai	Recorder	1/24/18	262906800	N/A	N/A	N/A

Latah	Recorder	1/25/18	590312	N/A	N/A	N/A

B-1

RECORDING IN COUNTY OFFICES

		Real Estate Mortgage Records				Financing
						Statement
			Document			Document
County	Office of	Date	Number	Book	Page	Number
Idaho (cont.)
Lewis	Recorder	1/25/18	146156	N/A	N/A	N/A

Nez Perce	Recorder	1/26/18	855095	N/A	N/A	N/A

Shoshone	Recorder	1/25/18	492434	N/A	N/A	N/A

Montana
Big Horn	Clerk & Recorder	2/5/18	355056	149	145-181	N/A

Broadwater	Clerk & Recorder	2/6/18	179488	185	703	N/A

Golden Valley	Clerk & Recorder	2/5/18	83130	M	19167	N/A

Meagher	Clerk & Recorder	2/6/18	144512	N/A	N/A	N/A

Mineral	Clerk & Recorder	2/5/18	0117518	N/A	N/A	N/A

Rosebud	Clerk & Recorder	2/6/18	0118132	154MG	114-150	N/A

Sanders	Clerk & Recorder	2/5/18	308835	1	89838	N/A

Stillwater	Clerk & Recorder	2/5/18	371387	N/A	N/A	N/A

Treasure	Clerk & Recorder	2/6/18	83766	22	798	N/A

Wheatland	Clerk & Recorder	2/5/18	110214	M	28720-28756	N/A

Yellowstone	Clerk & Recorder	2/8/18	3840824	N/A	N/A	N/A

Oregon
Douglas	Recorder	2/12/18	2018-003212	N/A	N/A	N/A

Jackson	Recorder	2/7/18	2018-004339	N/A	N/A	N/A

Josephine	Recorder	2/5/18	2018-001577	N/A	N/A	N/A

Klamath	Recorder	2/6/18	2018-001480	N/A	N/A	N/A

Morrow	Recorder	2/6/18	2018-41739	N/A	N/A	N/A

Union	Recorder	2/5/18	20180351	N/A	N/A	N/A

Wallowa	Recorder	2/5/18	00077843	N/A	N/A	N/A

B-2

EXHIBIT C

PROPERTY ADDITIONS

THE ADDITIONAL ELECTRIC SUBSTATIONS AND SUBSTATION SITES of the Company, in the State of Washington and the State of Idaho, including all buildings, structures, towers, poles, equipment, appliances and devices for transforming, converting and distributing electric energy, and the lands of the Company on which the same are situated and all of the Company’s real estate and interests therein, machinery, equipment, appliances, devices, appurtenances and supplies, franchises, permits and other rights and other property forming a part of said substations or any of them, or used or enjoyed or capable of being used or enjoyed in connection with any thereof, including, but not limited to, the following situated in the State of Washington and the State of Idaho, to wit:

(1)

Adams County, Washington: “Saddle Mountain”, granted by: Flying K Ranch, LLC; A parcel of land located in the Northwest Quarter of Section 7 of Township 15 North in Range 28 East, W.M.; Adams County, Washington, described more particularly as follows: Commencing at the Northwest corner of the Northwest Quarter of said Section 7; thence S 00°30’45” E along the West line of the Northwest Quarter of Section 7 a distance of 30.00 feet to a point on the South right of way line of Gillis County Road; thence N 89°18’38” E along said South right of way line a distance of 49.61’ to the Easterly right of way line of the Bureau of Reclamation Canal, as shown on sheet 34 of the fifth revision of the Farm Unit Plat of Block 49 of the Columbia Basin Project, and the True Point of Beginning; thence N 89°18’38” E along said road right of way line a distance of 1068.05’ to the intersection of said right of way line with the West boundary of Farm Unit 223 of aforementioned Block 49; thence N 89°18’38” E along said road right of way line a distance of 709.16’; thence S 00°41’22” E a distance of 143.81’; thence S 44°57’29” W a distance of 415.01’;thence S 02°06’07” E a distance of 422.74’; thence S 28°48’49” W a distance of 133.35’ to a point on the Northeast right of way line of the Canal; thence S 28°48’49” W a distance of 37.74’; thence N 45°40’09” W a distance of 91.91’; thence N 50°01’26” W a distance of 120.18’; thence N 51°23’40” W a distance of 135.63’; thence N 49°40’17” W a distance of 188.25’; thence N 50°42’25” W a distance of 128.05’; thence N 49°55’23” W a distance of 55.31’; thence N 48°16’42” W a distance of 127.26’; thence with a curve turning to the left with an arc length of 85.16’, with a radius of 200.02’, a chord bearing of N 60°21’47” W, with a chord length 84.51’; thence N 72°33’34” W a distance of 107.68’; thence N 71°11’29” W a distance of 165.41’; thence N 70°35’38” W a distance of 139.53’; thence N 71°15’39” W a distance of 84.30’; thence N 74°56’29” W a distance of 78.41’; thence N 79°54’18” W a distance of 73.52’; thence with a curve turning to the right with an arc length of 84.34’, with a radius of 69.16’, with a chord bearing of N 52°41’31” W, with a chord length of 79.21’; thence N 00°30’45” W a distance of 140.66’ to the south right of way line of Gillis County Road; which is the true point of beginning. (ALSO Known as Amended Parcel 1 of Record Survey recorded December 4, 2017 under Auditor’s File No. 317358.) Evidenced by Statutory Warranty Deed recorded as Auditor number 317505 on December 18, 2017.

(2)	Stevens County, Washington: “Ford-Dawn Mining”, granted by Carolyn Y. Caldwell; A part of Government Lot 5 in Section 19, Township 28 North, Range 40 East, W.M., in Stevens County, Washington, further described as follows: Commencing at the Southwest corner of said Government Lot 5, also being the Southwest Section corner of said Section 19; thence along the West line of said Government Lot 5, North 0°10’00” East a distance of 40.00 feet to the True Point of Beginning for this description; thence, continuing along said West line, North 0°10’00” East a distance of 40.00 feet to the Northerly boundary of a tract of land described in Statutory Warranty Deed recorded under Auditor’s File No. 9209726; thence, along said Northerly boundary, North 73°05’04” East a distance of 659.08 feet; thence, leaving said Northerly boundary, South 00°10’00” West a distance of 225.90 feet North of the South line of said Government Lot 5, thence, parallel with the South line of said Government Lot 5, South 89°28’00” West a distance of 630.04 feet to the Point of Beginning. Evidenced by Statutory Warranty Deed recorded as Auditor number 2017-0008854 on December 06, 2017.

(3)	Stevens County, Washington: “Ford-Dawn Mining”, granted by Dawn Mining Company, LLC; A portion of Government Lot 5, Section 19, Township 28 North, Range 40 East, W.M., Stevens County, Washington State, further described as follows: Commencing at the Southwest corner of said Government Lot 5, also being the Southwest Section Corner of said Section 19; thence N 0°10’00” E, along the West line of said Government Lot 5, a distance of 80.00’ to the northerly boundary of a tract of land described in a Statutory Warranty Deed recorded as Auditor’s File No. 9209726, Records of Stevens County; thence along said northerly boundary N 73°05’04” E, a distance of 313.85’ to the Point of Beginning for this description; thence continuing N 73°05’04” E, a distance of 345.23’; thence leaving said northerly boundary N 00°,10’00” E, a distance of 474.97’; thence S 89°28’00” W, a distance of 330.02’; thence S 00°10’00” W, a distance of 330.02’; thence S 00°10’00” W, a distance of 572.35’ to the Point of Beginning. Evidenced by Statutory Warranty Deed recorded as Auditor number 2017-0008543 recorded on November 28, 2017.

(4)

Bonner County, Idaho: “Bronx Substation”, granted by Bernadine C. King, Trustee of the Hinsvark Family Trust; A Tract of Land in the Southwest Quarter of the Southwest Quarter (SW1/4/SW1/4) of Section 36, Township 58 North, Range 2 West, Boise Meridian, Bonner County, Idaho, more specifically described as follows: Commencing at the Southeast corner of said Southwest Quarter of the Southwest Quarter, which point is the West 1/16th corner of said Section 36 only; Thence south 89°46’52” West along the

South line of said Southwest Quarter of the Southwest Quarter a distance of 135.00 feet to the True Point of Beginning; Thence leaving said South line North 00°19’38” East a distance of 900.11 feet; Thence North 89°07” West a distance of 1046.80 feet to a point on the Easterly right of way line of the existing Highway US #95; Thence along the Easterly right of way line following the Seven (7) courses: 1) South 02°34’35” West a distance of 33.68 feet; 2) South 04°27’18” East a distance of 238.21 feet; 3) South 09°39’30” East a distance of 190.78 feet; 4) South 17°10’06” East a distance of 190.73 feet; 5) South 21°57’56” East a distance of 237.36 feet; 6) South 89°54’58” East a distance of 128.17 feet; 7) South 00°06’56” West a distance of 44.87 feet to said South line of the Southwest Quarter of the Southwest Quarter; Thence South 89°55’05” East a distance of 25.94 feet to the closing corner common to Sections 3 and 2, Township 57 North, Range 2 West; Thence continuing along said South Line North 89°46’52” East a distance of 693.55 feet to the True Point of Beginning. EXCEPT the Count Road along the South line of the herein premises known as the Bronx Road. Evidenced by Special Warranty Deed recorded as Auditor number 921417 recorded on May 10, 2018.

EXHIBIT D

(Form of Bond)

CUSIP: 05379B AQ0

AVISTA CORPORATION

First Mortgage Bond, 4.35% Series due 2048

REGISTERED	REGISTERED

NO.	$

AVISTA CORPORATION, a corporation of the State of Washington (hereinafter called the Company), for value received, hereby promises to pay to

, or registered assigns, on June 1, 2048 (the “Stated Maturity Date”)

DOLLARS

and to pay the registered owner hereof interest thereon semi-annually in arrears on June 1 and December 1 in each year (each such date, an “Interest Payment Date”), commencing December 1, 2018, and at Maturity (as hereinafter defined), at the rate of four and thirty-five one-hundredths percentum (4.35%) per annum computed on the basis of a 360-day year consisting of twelve 30-day months, until the Company’s obligation with respect to the payment of such principal shall have been discharged. This bond shall bear interest from May 22, 2018 or from the most recent Interest Payment Date on or prior to the date of this bond to which interest on the bonds of this series has been paid.

Dated:		AVISTA CORPORATION

By:
Name:
Title:
ATTEST:
Name:
Title:

TRUSTEE’S CERTIFICATE

This bond is one of the bonds of the series herein designated, described or provided for in the within-mentioned Mortgage.

CITIBANK, N.A.
Trustee

By
Authorized Signatory

The principal of and premium, if any, and interest on this bond payable at Maturity shall be payable to the registered owner hereof upon presentation hereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The interest on this bond (other than interest payable at Maturity) shall be paid by check, in the similar coin or currency, mailed to the registered owner hereof as of the close of business on the May 15 or November 15, as the case may be, next preceding each Interest Payment Date (each such date being herein called a “Record Date”); provided, however, that if such registered owner shall be a securities depositary, such payment shall be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such registered owner. Interest payable at Maturity shall be paid to the person to whom principal shall be paid. As used herein, the term “Maturity” shall mean the date on which the principal of this bond becomes due and payable, whether at stated maturity, upon redemption or acceleration, or otherwise.

This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 4.35% Series due 2048, all bonds of all such series being issued and issuable under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of June 1, 1939 (the “Original Mortgage”), executed by the Company (formerly known as The Washington Water Power Company) to City Bank Farmers Trust Company and Ralph E. Morton, as Trustees (Citibank, N.A., successor Trustee to both said Trustees). The Original Mortgage has been amended and supplemented by various supplemental indentures, including the Sixty-first Supplemental Indenture, dated as of May 1, 2018 (the “Sixty-first Supplemental Indenture”), and, as so amended and supplemented, is herein called the “Mortgage”. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. If there shall be a conflict between the terms of this bond and the provisions of the Mortgage, the provisions of the Mortgage shall control to the extent permitted by law. The holder of this bond, by its acceptance hereof, shall be deemed to have consented and agreed to all of the terms and provisions of the Mortgage and, further, in the event that such holder shall not be the sole beneficial owner of this bond, shall be deemed to have agreed to use all commercially reasonable efforts to cause all direct and indirect beneficial owners of this bond to have knowledge of the terms and provisions of the Mortgage and of this bond and to comply therewith, including particularly, but without limitation, any provisions or restrictions in the Mortgage regarding the transfer or exchange of such beneficial interests and any legend set forth on this bond.

The Mortgage may be modified or altered by affirmative vote of the holders of at least 60% in principal amount of the bonds outstanding under the Mortgage, considered as one class, or, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected, then such modification or alteration may be effected with the affirmative vote only of 60% in principal amount of the bonds outstanding of the series so to be affected, considered as one class, and, furthermore, for limited purposes, the

Mortgage may be modified or altered without any consent or other action of holders of any series of bonds. No modification or alteration shall, however, permit an extension of the Maturity of the principal of, or interest on, this bond or a reduction in such principal or the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of a lien on the mortgaged and pledged property without the consent of the holder hereof. Each initial and subsequent holder of bonds of this series, by virtue of its acquisition of an interest therein, shall be deemed, without further act, to have consented to the prospective amendments to the Original Mortgage set forth in the Sixtieth Supplemental Indenture.

The principal hereof may be declared or may become due prior to the Stated Maturity Date on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Completed Default as in the Mortgage provided.

As provided in the Mortgage and subject to certain limitations therein set forth, this bond or any portion of the principal amount hereof will be deemed to have been paid if there has been irrevocably deposited with the Trustee moneys or direct obligations of or obligations guaranteed by the United States of America, the principal of and interest on which when due, and without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and premium, if any, and interest on this bond when due.

The Mortgage contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another corporation and to the assumption by such other corporation, in certain circumstances, of all of the obligations of the Company under the Mortgage and on the bonds secured thereby.

In the manner prescribed in the Mortgage, this bond is transferable by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer whenever required by the Company duly executed by the registered owner or by its duly authorized attorney, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

Prior to the Par Call Date (as hereinafter defined), the bonds of this series shall be redeemable, in whole at any time or in part from time to time, at the option of the Company, upon notice mailed as provided in Section 52 of the Mortgage, at a redemption price equal to the greater of

(a) 100% of the principal amount of the bonds being redeemed, and

(b) the sum of the present values of the remaining scheduled payments of principal of and interest on the bonds being redeemed (assuming, for this purpose, that the bonds of this series were stated to mature on the Par Call Date and excluding any portion of any scheduled payment of interest that accrued prior to the redemption date), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield (as hereinafter defined) plus 20 basis points, plus, in the case of either (a) or (b) above, whichever is applicable, accrued and unpaid interest on such bonds to the date of redemption.

On or after the Par Call Date, the bonds of this series shall be redeemable in whole at any time, or in part from time to time, at the option of the Company, upon notice mailed as aforesaid, at a redemption price equal to 100% of the principal amount of the bonds being redeemed plus accrued and unpaid interest on such bonds to the date of redemption.

“Par Call Date” means December 1, 2047.

“Treasury Yield” means, with respect to any redemption of bonds of this series,

(a) the yield to maturity reported in the Statistical Release, for the latest day for which such yields have been so reported as of the Calculation Date, for the U.S. Treasury constant maturity with a term equal to the remaining term of such bonds (assuming, for this purpose, that the bonds of this series were stated to mature on the Par Call Date), or

(b) if there is no such U.S. Treasury constant maturity having a term equal to such remaining term, the yield to maturity determined by linear interpolation between (i) the U.S. Treasury constant maturity reported in the Statistical Release with the term next longer than such remaining term and (ii) the U.S. Treasury constant maturity reported in the Statistical Release with the term next shorter than such remaining term.

The Treasury Yield shall be rounded to two decimal places. The Treasury Yield shall be calculated as of the third business day preceding the earlier of (x) the date notice of redemption is mailed to holders of bonds of this series and (y) the date irrevocable arrangements with the Trustee for the mailing of such notice shall have been made, as the case may be (the “Calculation Date”).

“Statistical Release” means the daily statistical release entitled “H.15 Selected Interest Rates”, or any successor publication, published by the Board of Governors of the Federal Reserve System, or any successor entity; or, if such Board of Governors no longer publishes the information contained in such statistical release, a publication containing similar information published by the U.S. Department of the Treasury, or any successor or other U.S. governmental body.

Except as provided above, (a) the bonds of this series are not redeemable prior to the Stated Maturity Date and (b) no amount other than the principal of and interest on the bonds of this series shall be payable in respect of such bonds.

No recourse shall be had for the payment of the principal of or premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until Citibank, N.A., the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within bond of AVISTA CORPORATION and does hereby irrevocably constitute and appoint                                                              , Attorney, to transfer said bond on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:

[signature of assignor]

Notice: The signature to this assignment must correspond with the name as written upon the face of the bond in every particular without alternation or enlargement or any change whatsoever.